Exhibit 10.2

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 30th day of January, 2015, by and among LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“LSG”), BIOLOGICAL ILLUMINATION, LLC, a Delaware limited liability company (“BioLogical”; LSG and BioLogical are referred to collectively as “Borrowers” and each individually as a “Borrower”), various financial institutions (collectively, “Lenders”), and FCC, LLC, d/b/a FIRST CAPITAL, a Florida limited liability company (“First Capital”), in its capacity as agent for Lenders (together with its successors and assigns in such capacity, “Agent”).

Recitals:

Borrowers, Agent and Lenders are parties to a certain Loan and Security Agreement dated as of April 25, 2014 (as at any time heretofore amended, restated, modified or supplemented, the "Loan Agreement") pursuant to which Agent and Lenders have made loans and other financial accommodations to Borrowers.

In connection with the Geveran Case (as defined in the Loan Agreement) on August 28, 2014, an Order Granting Plaintiff’s Motion for Partial Summary Judgment Under its First Cause of Action for Violation of the Florida Securities and Investment Protection Act (the “August 28 Order”) was granted by the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida.

As of the date hereof, the August 28 Order has not been entered, but is expected to be entered no later than April 2015 (such entry, if and when it occurs, the “Order Entry”), and within thirty (30) days of the Order Entry, an affiliate of Sponsor intends to post and secure a supersedeas bond (the “Appeal Bond”) and the Borrower and other co-defendants intend to file an appeal with respect to the August 28 Order.

The parties desire to amend the Loan Agreement and grant certain one-time waivers, as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.     Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)     By deleting the phrase "on the Agreement Date and" from clause (e) of the definition of "Permitted Investments" set forth in Section 1 of the Loan Agreement.

(b)     By adding the following definitions of "Geveran Appeal Bond Rights", "Geveran Appeal Bond Rights Subordination Agreement", "Second Amendment" and "Second Lien Geveran Appeal Bond Rights Subordination Agreement" to Section 1 of the Loan Agreement in appropriate alphabetical order:

“Geveran Appeal Bond Rights” has the meaning set forth in Section 8(h).

“Geveran Appeal Bond Rights Subordination Agreement” has the meaning set forth in Section 8(h).

“Second Amendment” means that certain Second Amendment to Loan and Security Agreement dated January 30, 2015, among Borrowers, Agent and Lenders.

“Second Lien Geveran Appeal Bond Rights Subordination Agreement” has the meaning set forth in Section 13(a)(ix).

(c)     By deleting clause (i) of Section 4(c) of the Loan Agreement and by substituting in lieu thereof the following:

(i) Item 17 of the Schedule accurately describes the ownership of such Borrower’s capital stock, membership interests or other equity interests (other than (a) Qualified Equity Interests (if any) issued in accordance with Section 8(n) since January 30, 2015 and (b) unexercised warrant rights), and

(d)     By adding the following proviso to the end of Section 4(e) of the Loan Agreement to read as follows:

provided, that, so long as Borrowers provide five (5) Business Days’ prior written notice to Agent, Borrowers shall be entitled to supplement (A) the "Leased Real Property" section of Item 18 of the Schedule to reflect new leased real property, and (B) Item 19 of the Schedule, as long as Agent has received such lockbox agreement(s), blocked account agreement(s), agency account agreement(s), and control agreement(s) as Agent shall reasonably require, in each case in form and substance satisfactory to Agent, with respect to any new bank account set forth in Item 19 of the Schedule.

(e)     By deleting Section 8(h) of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

(h)     Geveran Litigation. Borrowers' Agent shall notify Agent and each Lender promptly (and in any event within two (2) Business Days) of the Order Entry (as defined in the Second Amendment). Borrowers' Agent shall provide to Agent and each Lender, in advance of execution, all documentation to be entered into by Sponsor, any of Sponsor’s Affiliates, or any Obligor in respect of the Appeal Bond (as defined in the Second Amendment), and no Obligor will enter into such documentation until it has received Agent’s written consent, not to be unreasonably withheld and to be delivered reasonably promptly (or, to be negotiated with all due promptness, if such initial documentation is not reasonably acceptable to Agent). Such documentation shall provide that the provider of the Appeal Bond shall not be granted a Lien on any Collateral or have recourse against any Borrower or any Obligor in respect of the Appeal Bond that is senior or pari passu to the interests of Agent and each Lender; provided, that it is understood and agreed that certain Persons who post the Appeal Bond may have rights of contribution or indemnification from LSG or other Obligors and any such rights of contribution or indemnification (collectively, "Geveran Appeal Bond Rights") in favor of the Sponsor or any of Sponsor’s Affiliates shall be subject to a subordination agreement in form and substance satisfactory to Agent in its Permitted Discretion (the "Geveran Appeal Bond Rights Subordination Agreement"), provided, further, that such Geveran Appeal Bond Rights Subordination Agreement shall be no more onerous upon Sponsor or any of Sponsor’s Affiliates than the form attached as Exhibit A to the Second Amendment, it being understood that (i) notwithstanding the attachment of such form as Exhibit A to the Second Amendment, such form may not be in form and substance satisfactory to Agent in its Permitted Discretion, and (ii) revisions to such form that relate to the Intercreditor Agreement or the rights of any Term Loan Party shall not be deemed to make the Geveran Appeal Bond Rights Subordination Agreement more onerous upon Sponsor or any of Sponsor’s Affiliates than the form attached as Exhibit A to the Second Amendment.

(f)     By deleting subclause (a) of Section 8(n) of the Loan Agreement and by substituting in lieu thereof the following:

(a) Agent shall have received not less than five (5) Business Days’ prior written notice (or such later notice as Agent may agree in its sole discretion) of such issuance and sale by LSG (other than any issuance of equity interests constituting common stock), which notice shall specify the parties to whom such Qualified Equity Interests are anticipated to be sold, to the extent then known, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such equity interests and the net cash proceeds, if any, which it is anticipated will be received by LSG from such sale,

(g)     By deleting Section 9(d) of the Loan Agreement and by substituting in lieu thereof the following:

(d)     Other Information. Borrowers will submit to Agent Borrowers' federal tax returns each year as soon as available, and in any case not later than 7 days after filing thereof. Borrowers will notify Agent as promptly as possible of (i) any Default, (ii) any receipt by a Borrower of notice from any governmental authority that a Borrower has or may have violated any law, rule or regulation applicable to a Borrower or the terms or conditions of any permit or license a Borrower holds or is required to hold in connection with the conduct of such Borrower’s business, (iii) any amendment to a Borrower’s constituent documents, (iv) any change in a Borrower’s management or ownership, (v) the commencement of any material litigation, claim or action against a Borrower, (vi) any material update with respect to the Geveran Case, (vii) the occurrence of any failure by a Borrower to satisfy any fill rate requirement under its agreements with the Specified Customer, to the extent that such failure could result in the termination of any such agreement or the reduction of any amount payable to a Borrower by the Specified Customer, (viii) any material adverse change in any Borrower’s business, financial or operational condition or business prospects subsequent to the date of the most recent financial statements delivered to the Agent pursuant to this Agreement; and (ix) any material change in accounting policies or financial reporting practices by any Obligor or any Subsidiary of any Obligor. Each notice pursuant to this Section 9(d) shall be accompanied by a statement by Borrowers' Agent, setting forth details of the occurrence referred to therein, and if applicable, stating what action Borrowers propose to take with respect thereto and at what time. To the extent applicable, each notice under Section 9(d) shall describe with reasonable particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

(h)     By deleting the word "or" immediately prior to clause (xviii) of Section 13(a) of the Loan Agreement, deleting the period immediately following clause (xviii) of Section 13(a) of the Loan Agreement, and adding the following immediately after clause (xviii) of Section 13(a) of the Loan Agreement:

(ix) any Borrower, Obligor, Sponsor or Affiliate of Sponsor shall execute any agreement in favor of the Term Loan Parties (or any of them) that provides for the subordination of any Geveran Appeal Bond Rights (such agreement herein referred to as the “Second Lien Geveran Appeal Bond Rights Subordination Agreement”), unless (A) such Second Lien Geveran Appeal Bond Rights Subordination Agreement contains terms substantially identical to those contained in the Geveran Appeal Bond Rights Subordination Agreement, (B) such Second Lien Geveran Appeal Bond Rights Subordination Agreement does not become effective prior to the effectiveness of the Geveran Appeal Bond Rights Subordination Agreement, (C) Agent has received such acknowledgment, consent or other documentation with respect to the Intercreditor Agreement as Agent shall reasonably require from Medley in connection with such Second Lien Geveran Appeal Bond Rights Subordination Agreement and the Geveran Appeal Bond Rights Subordination Agreement (it being understood that such documentation may include an amendment to the Intercreditor Agreement that addresses allocation of turnover proceeds to the Obligations), and (D) Agent has received such documentation as it deems appropriate to confirm that the "Collateral" (as defined in the Intercreditor Agreement) includes payments made with respect to the indebtedness subordinated by the Second Lien Geveran Appeal Bond Rights Subordination Agreement, and that any such payments turned over to Agent or any Term Loan Party shall be applied to the Obligations in accordance with the Intercreditor Agreement (including, without limitation, Section 5 thereof), but in any event without any reduction of the "Capped ABL Line" (as defined in the Intercreditor Agreement) or permanent reduction of the principal amount of the "ABL Debt" (as defined in the Intercreditor Agreement).

(i)     By deleting Item 4 of the Schedule and by substituting in lieu thereof the following:

4.	Persons Authorized to Request Loans

	Name:	Title:
1.	Ed Bednarcik	Chief Executive Officer
2.	Wayne Nesbit	Chief Operations Officer
3.	Susan Mermer	Corporate Controller

(j)     By inserting the following row at the bottom of Item 12 of the Schedule:

Lighting Science Coöperatief U.A.	Lighting Science Group (HK) Limited	Hong Kong	100%	N.A.

(k)     By deleting Item 13 of the Schedule and by substituting in lieu thereof the information set forth on Exhibit B hereto.

(l)     By deleting the "Current Chief Executive Office" and "Other Locations of Chief Executive Office in the past five years" sections of Item 16 of the Schedule and by substituting in lieu thereof the following:

Current Chief Executive Office:

1830 Penn Street

Melbourne, Florida 32901

Other Locations of Chief Executive Office in past five years:

1227 South Patrick Drive, Building 2A

Satellite Beach, FL 32937

(m)     By deleting Item 17 of the Schedule and by substituting in lieu thereof the following:

17.     Ownership Structure:

ISSUED AND OUTSTANDING EQUITY INTERESTS

Class of Capital Stock	Authorized	Issued and Outstanding	Conversion Price[1]
Common Stock	975,000,000	209,948,400	N/A
Series H Convertible Preferred Stock	135,000	113,608.52	$0.95
Series I Convertible Preferred Stock	90,000	62,365	$0.95
Series J Convertible Preferred Stock	70,000	70,000	$0.95

Voting and Managerial Control: 1.Pegasus Capital Advisors, L.P. and its affiliates 2.Riverwood Capital Partners, L.P. and its affiliates 3.Zouk Holdings Limited and its affiliates

[1]

Each issued and outstanding share of Series H Convertible Preferred Stock, Series I Convertible Preferred Stock and Series J Convertible Preferred Stock is currently convertible into approximately 1,052.6 shares of Common Stock. Any such conversion shall be subject to the terms of the Loan Agreement.

(n)     By deleting Item 18 of the Schedule in its entirety and replacing it with the following:

Property Address	Owned/Leased/Third Party	Name/Address of Lessor or Third Party as Applicable
1830 Penn Street Melbourne, Florida 32901	Leased	Henderson Comet, L.C. 112 Chesley Drive, Suite 200 Media, PA 19063
2095 Highway A1A Unit 4603 Indian Harbour Beach, FL 32937	Leased	Donald Donner 2604 Rangely Avenue Henderson, NV 89052
813 North Atlantic Avenue Suites 809, 811, 813 and 815 Cocoa Beach, FL 32931	Leased	ESO Galleria LLC 150 Cocoa Isles Blvd., Suite 202 Cocoa Beach, FL 32931
405 Atlantis Road Port Canaveral, FL 32920	Leased	Canaveral Port Authority 445 Challenger Road Port Canaveral, FL 32920
1227 So. Patrick Drive Satellite Beach, FL 32937	Leased	Regency Center LLC 1900 S. Harbor City Blvd., #333 Melbourne, FL 32901
13501 Independence Parkway Fort Worth, TX 76117	UPS Facility	N/A

(o)     By deleting the section entitled "If to Borrowers:" from Item 31 of the Schedule and by substituting in lieu thereof the following:

If to Borrowers:      Lighting Science Group Corporation

                                  1830 Penn Street

                                  Melbourne, Florida 32901

                                  Attn.: Chief Executive Officer

                                  Facsimile No.: (321) 779-5521

                                  Office: (321) 779-5544

3.     Limited Waiver of Defaults. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, each of Agent and the Lenders hereby waive each of the following (collectively, the "Designated Defaults"), in each case to the extent constituting a Default under Section 13(a)(iv) or 13(a)(v) of the Loan Agreement: (a) the representation and warranty set forth in Section 4(c) of the Loan Agreement failed to be true and correct because Item 17 of the Schedule ceased to accurately describe the ownership and control of Borrowers, (b) the representation and warranty set forth in Section 4(e)(ii) of the Loan Agreement failed to be true and correct because Borrowers leased real property that was not listed on Item 18 of the Schedule, (c) the representation and warranty set forth in Section 4(b)(vii) of the Loan Agreement failed to be true and correct because Borrowers maintained their chief executive office and books and records at a location other than the location set forth as Borrowers' chief executive office on Item 16 of the Schedule, (d) Borrowers moved the chief executive office to a location other than as set forth in Item 16 of the Schedule, without prior consent of Agent and the Lenders, in violation of the covenant set forth in Section 7(a) of the Loan Agreement, (e) the representation and warranty set forth in Section 4(a)(iv) of the Loan Agreement failed to be true and correct because Item 12 of the Schedule ceased to accurately list the Subsidiaries of Borrower, (f) Borrowers formed a subsidiary without prior written consent of Agent and the Lenders, in violation of Section 8(f) of the Loan Agreement, and (g) a default occurred under the Term Loan Agreement as a result of the actions set forth in clauses (a) through (f) above. Except for the Designated Defaults described herein, each Borrower represents and warrants that no Default exists under the Loan Agreement and the other Loan Documents as of the date hereof. In no event shall the waiver set forth herein be deemed to constitute a waiver of (i) any Default in existence on the date of this Amendment or in the future, other than the Designated Defaults in existence on the date of this Amendment, or (ii) each Borrower's obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, each Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

4.     Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

5.     Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by each Borrower); the security interests and liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and liens; and the unpaid principal amount of the loans and outstanding Letters of Credit on and as of January 30, 2015, totaled $15,284,157.77.

6.     Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default exists on the date hereof other than the Designated Defaults; the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and, after giving effect to this Amendment, all of the representations and warranties made by such Borrower in the Loan Agreement (as amended hereby) are true and correct on and as of the date hereof (excluding, however, representations and warranties which relate to a specific time prior to the date hereof).

7.     Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8.     Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute a Default in accordance with the Loan Agreement.

9.     Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof and the waiver pursuant to Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(a)     Agent shall have received evidence that LSG has received a waiver from the Term Loan Parties of any default or event of default that exists as a result of any Designated Defaults or any of the events from which the Designated Defaults arise;

(b)     Agent shall have received a duly executed secretary's or manager's certificate of resolutions with respect to each Obligor; and

(c)     Agent shall have received a duly executed signature authorization with respect to each Obligor.

10.     Amendment Fee; Expenses of Agent. In consideration of Agent's and Lenders' willingness to enter into this Amendment and waive the Designated Defaults as set forth herein, Borrowers agree to pay to Agent and Lenders an amendment and waiver fee in the amount of $25,000 in immediately available funds on the date hereof. Additionally, Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

11.     Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower and (by its Consent and Reaffirmation hereto) Guarantor hereby releases, acquits and forever discharges Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower or Guarantor now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower and Guarantor represents and warrants to Agent and each Lender that such Borrower or Guarantor has not transferred or assigned to any Person any claim that such Borrower or Guarantor ever had or claimed to have against Agent or any Lender.

12.     Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.

13.     No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

14.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.     Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16.     Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

17.     Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signatures commence on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS: LIGHTING SCIENCE GROUP CORPORATION By: /s/ Ed Bednarcik Ed Bednarcik, Chief Executive Officer BIOLOGICAL ILLUMINATION, LLC By: /s/ Fred Maxik Fred Maxik, Manager

[Signatures continued on following page.]

AGENT AND SOLE LENDER: FCC, LLC, d/b/a FIRST CAPITAL By: /s/ Pamela Petrick Name: Pamela Petrick Title: Vice President

CONSENT AND REAFFIRMATION

The undersigned guarantor of the Obligations of Borrowers at any time owing to Agent and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Second Amendment to Loan and Security Agreement; (ii) consents to Borrowers' execution and delivery thereof and of the other documents, instruments or agreements Borrowers agree to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation, as of the date of such Second Amendment to Loan and Security Agreement.

LSGC, LLC By: /s/ Ed Bednarcik Ed Bednarcik, Chief Executive Officer